Convertible Promissory Note

December 16, 2009 US$141,000

TO:           Tiger Ventures Group, Ltd. of 35 New Road, Belize City, Belize (the “Creditor”)

WHEARAS:

A.	Endeavor Explorations Inc is indebted to the Creditor in the amount of $133,500 for the aggregate funds that the Creditor previously advanced to Endeavor;

B.	as consideration for a further advance of $7,500, Endeavor agrees to combine all previous indebtedness into this Note payable pursuant to the terms and conditions provided in this Note;

Endeavor Explorations Inc. of 980 Cooperage Way, Suite 601, Vancouver, British Columbia, V6B 0C3 (“Endeavor”), promises to pay to the Creditor, at the address specified above, the principal amount specified below (the “Principal”).

The following are the terms and conditions of the Note:

1.	Principal amount:	$141,000 due and payable from Endeavor to the Creditor.

2.	Maturity date:	This Note will be payable on demand.

3.	Interest:	No interest will accrue on the outstanding amount.

4.	Conversion:
At any time prior to the date that the Principal is repaid, the Creditor, at its sole option, may convert a portion or all of the Principal outstanding into shares of common stock in the capital stock of Endeavor (the “Shares”).  Each $0.05 of Principal outstanding may be converted into one Share.

5.	Currency:	All funds and dollar amounts referred to in this Note are in the lawful currency of the United States of America.

6.	Jurisdiction:	This Note will be interpreted in accordance with the laws in effect from time to time in the Province of British Columbia.

7.	Resale Restrictions:	If the Creditor chooses to convert the Principal into Shares pursuant to paragraph 4, the Creditor agrees and acknowledges that it will comply with all securities laws relating to resale restrictions.

IN WITNESS WHEREOF this Promissory Note has been executed as of the day and year first above written.

Endeavor Explorations Inc.

Per:           /s/ Belkis Jimenez Rivero
_______________________________
Belkis Jimenez Rivero
CEO & President